Exhibit 99.1
Motorola Solutions Reports Third-Quarter 2020 Financial Results

•Revenue of $1.9 billion, down 6% versus a year ago
•Software and Services segment grew 9% and expanded operating margins by 220 bps
•GAAP earnings per share (EPS) of $1.18
•Non-GAAP EPS* of $1.95
•Generated $392 million of operating cash flow and $343 million of free cash flow
•Awarded $120M+ next generation 911 multi-year contract, the largest command center software order in company's history

CHICAGO – Oct. 29, 2020 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the third quarter of 2020. Click here for a printable news release and financial tables.

“I’m really proud of the way our team continues to perform in this challenging environment, and I’m pleased with our Q3 results highlighted by the growth in software & services and video security,” said Greg Brown, chairman and CEO, Motorola Solutions. “I’m encouraged by the momentum of our business, and our continued focus on customers and execution positions us well going forward.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q3 2020	Q3 2019	% Change
Sales	$1,868	$1,994	(6)%
GAAP
Operating Earnings	$352	$413	(15)%
% of Sales	18.9%	20.7%
EPS	$1.18	$1.51	(22)%
Non-GAAP*
Operating Earnings	$463	$509	(9)%
% of Sales	24.8%	25.5%
EPS	$1.95	$2.04	(4)%
Products and Systems Integration Segment
Sales	$1,163	$1,349	(14)%
GAAP Operating Earnings	$164	$258	(36)%
% of Sales	14.1%	19.1%
Non-GAAP Operating Earnings*	$219	$300	(27)%
% of Sales	18.9%	22.2%
Software and Services Segment
Sales	$705	$645	9%
GAAP Operating Earnings	$188	$155	21%
% of Sales	26.7%	24.0%
Non-GAAP Operating Earnings*	$244	$209	17%
% of Sales	34.6%	32.4%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.77 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•Revenue - Sales were $1.9 billion, down 6% from the year-ago quarter driven by declines in North America and International. Revenue from acquisitions was $55 million. The Products and Systems Integration segment declined 14% primarily due to lower sales of public safety LMR products and professional and commercial radio (PCR), partially offset by growth in video security. The Software and Services segment grew 9%, driven by growth in both services and software.
•Operating margin - GAAP operating margin was 18.9% of sales, down from 20.7% in the year-ago quarter primarily due to lower sales and gross margin contribution in the Products and Systems Integration segment, partially offset by higher sales and gross margin and improved operating leverage in the Software and Services segment. Non-GAAP operating margin was 24.8% of sales, down from 25.5% in the year-ago quarter primarily due to lower sales and gross margin contribution in the Products and Systems Integration segment, partially offset by higher sales and gross margin and improved operating leverage in the Software and Services segment.
•Taxes - The GAAP effective tax rate was 18%, compared with 23% in the year-ago quarter. The non-GAAP effective tax rate was 20%, compared with 23% in the year-ago quarter. Both the GAAP and non-GAAP tax rates were lower in the current quarter primarily due to an increased benefit of forecasted research and development tax credit in the annual effective tax rate and favorable U.S. return-to-provision adjustments recorded in 2020.
•Cash flow - Operating cash flow was $392 million, compared with $525 million in the year-ago quarter. Free cash flow was $343 million, compared with $465 million in the year-ago quarter. Cash flow for the quarter decreased primarily due to lower sales.
•Capital allocation - During the quarter, the company used $181 million for acquisitions, paid $109 million in cash dividends, repurchased $105 million of shares and incurred $49 million of capital expenditures. Additionally, the company refinanced upcoming debt maturities with a new $900 million ten-year debt issuance. The company also repaid $400 million of its revolving credit facility borrowing, of which $300 million was repaid during the quarter and $100 million was repaid subsequently. As of Oct. 29, 2020, the remaining outstanding amount of the facility borrowing was $100 million.
•Backlog - The company ended the quarter with backlog of $10.7 billion, down 3% or $361 million from the year-ago quarter. Software and Services segment backlog was down 1% or $44 million primarily related to revenue recognized for the Airwave and ESN contracts, partially offset by growth in North America and $74 million of favorable currency rates. Products and Systems Integration segment backlog was down 10% or $317 million, driven by large International deployments and lower orders due to the delay in sales engagements from COVID-19.

NOTABLE WINS AND ACHIEVEMENTS

Software and Services
•$120 million+ next generation 911 multi-year contract
•$19 million, body-worn and in-car video multi-year aaS contract in North America
•$18 million P25 statewide multi-year services contract with Seminole County, FL
•Strong body-worn camera unit orders
•Launched PremierOne Cloud suite
•Acquired Callyo, a cloud-based SaaS mobile applications provider for law enforcement

Products and Systems Integration
•$44 million P25 order with large U.S. Federal customer
•$28 million P25 order for State of Wyoming
•$20 million P25 order for State of North Carolina
•$19 million TETRA order for a large international transportation customer

•Strong growth in fixed video sales to government customers

BUSINESS OUTLOOK

•Fourth-quarter 2020 - Motorola Solutions expects revenue decline of (6%) to (5.5%) compared with the fourth quarter of 2019. The company expects non-GAAP earnings per share in the range of $2.71 to $2.76. This assumes current foreign exchange rates, approximately 175 million fully diluted shares, and an effective tax rate of approximately 23% to 24%.
•Full-year 2020 - Motorola Solutions now expects revenue decline of approximately (6.5%), up from the prior guidance of a decline of approximately (7%) and non-GAAP earnings per share in the range of $7.52 to $7.58, up from the prior guidance of $7.40 to $7.52.

COVID-19
In response to the evolving COVID-19 pandemic, the company continues to adhere to its plans to keep its employees and customers healthy and safe, as well as ensuring continued operations and business continuity. Safety measures during this outbreak include having the vast majority of employees work remotely, suspending employee travel, withdrawing from certain industry events, increasing cleaning services, encouraging face coverings and using thermal scanning. The company continues to ensure customer continuity by fulfilling several emergency orders, completing remote software maintenance where possible, and continuing to service mission-critical networks on-site as needed to ensure seamless operations. In addition, our supply chain partners remain supportive and continue to do their part to ensure that service levels to the company and its customers remain fulfilled.

The sales teams’ engagement with customers, both virtual and in-person, improved during the third quarter. The expectation is for improvement to continue throughout the remainder of 2020. Additionally, the company’s engineering teams have adapted its solutions offerings to equip customers with the latest technology in the fight to protect their workplace from the spread of COVID-19. Specifically, in the video security business, the company has adapted its software and hardware offerings to provide analytics for occupancy counting, face mask detection and thermal detection capabilities. Given the prioritization of mission-critical communication solutions, we do not anticipate funding at the state and local levels to have a material, negative effect on expected revenues for the remainder of 2020.

The company has also taken actions in a number of areas to reduce its operating expenses, mostly driven by lower variable compensation, travel costs, contractor spend and reduced real estate footprint to limit the negative effect on operating margins for the year despite the expected reduction of revenue.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Time (5 p.m. U.S. Eastern Time) on Thursday, Oct. 29. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q3 2020	Q3 2019
Net sales	$1,868	$1,994
Gross margin	909	1,007
Operating earnings	352	413
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	205	267
Diluted EPS	$1.18	$1.51
Weighted average diluted common shares outstanding	173.5	176.4

HIGHLIGHTED ITEMS
The table below includes highlighted items, share-based compensation expenses and intangible amortization for the third quarter of 2020.

(per diluted common share)	Q3 2020

GAAP Earnings	$1.18
Highlighted Items:
Loss from extinguishment of long-term debt	0.25
Intangibles amortization expense	0.24
Share-based compensation expenses	0.14
Reorganization of business charges	0.06
Hytera-related legal expenses	0.02
Acquisition-related transaction fees	0.03
Fair value adjustments to equity investments	0.02
Pelco purchase accounting adjustment	0.01
Sale of investments	—
Non-GAAP Diluted EPS	$1.95

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, Hytera-related legal expenses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Hytera-Related Legal Expenses: On February 14, 2020, the Company announced that a jury in the U.S. District Court for the Northern District of Illinois decided in the Company's favor in its trade secret theft and copyright infringement case against Hytera Communications Corporation Limited of Shenzhen, China; Hytera America, Inc.; and Hytera Communications America (West), Inc. (collectively, “Hytera”). In connection with this verdict, the jury awarded Motorola Solutions $345.8 million in compensatory damages and $418.8 million in punitive damages, for a total of $764.6 million. A motion for a new trial was filed by Hytera in April 2020. The Court denied the motion and upheld the damages awarded to the Company on October 20, 2020, subsequent to the quarter. Other post-trial motions are fully briefed and awaiting ruling, including the Company's motion for a permanent global injunction, as well as the Company's requests for attorneys' fees and increased damages to include post-trial amounts. Hytera America, Inc. and Hytera Communications America (West), Inc. each filed for Chapter 11 bankruptcy protection in May 2020; the Company filed motions to dismiss the bankruptcy proceedings in July 2020. As of the third quarter of 2020, the United States Bankruptcy Court granted a continuance of Hytera’s sale motion and the Company’s motion to dismiss Hytera’s bankruptcy.

Management typically considers legal expenses associated with defending our intellectual property as “normal and recurring” and accordingly, Hytera-related legal expenses were included in both our GAAP and non-GAAP operating income for fiscal years 2017, 2018 and 2019. We anticipate further expenses associated with Hytera-related litigation; however, we believe that these expenses are no longer a part of the “normal and recurring” legal expenses incurred to operate our business. In addition, if any contingent or actual gain associated with the Hytera litigation is recognized in the future, it will be similarly excluded from our non-GAAP operating income. We believe after the jury award, the presentation of excluding both Hytera-related legal expenses and gains related to awards better aligns with how management evaluates our ongoing underlying business performance.

For comparative purposes, $22 million, or $0.10 of earnings per share, net of tax, of Hytera-related legal expense was included in our third quarter 2019 Non-GAAP operating earnings.

Share-based compensation expenses: The company has excluded share-based compensation expenses from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expenses primarily because it represents a significant non-cash expense. Share-based compensation expenses will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Free cash flow: Free cash flow represents operating cash flow less capital expenditures. We believe that free cash flow is also useful to investors as the basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies.

Organic revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.  The company believes non-GAAP organic revenue growth provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

The company has not quantitatively reconciled its guidance for non-GAAP metrics to their most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the fourth quarter and full-year 2020. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 10 through 22 in Item 1A of Motorola Solutions’ 2019 Annual Report on Form 10-K, on page 34 of Motorola Solutions’ 2020 first quarterly report on Form 10-Q, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; (viii) the company’s ability to access the capital markets on acceptable terms and conditions; and (ix) the ongoing COVID-19 pandemic and governmental and societal responses thereto; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its 1.75% senior convertible notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in mission-critical communications and analytics. Our technology platforms in mission-critical communications, command center software and video security & analytics, bolstered by managed & support services, make cities safer and help businesses stay productive and secure. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com.

MEDIA CONTACT
Alexandra Reynolds
Motorola Solutions
+1 312-965-3968
alexandra.reynolds@motorolasolutions.com

INVESTOR CONTACT
Tim Yocum
Motorola Solutions
+1 847-576-6899
Tim.Yocum@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2020 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	September 26, 2020	September 28, 2019
Net sales from products	$1,044	$1,196
Net sales from services	824	798
Net sales	1,868	1,994
Costs of products sales	487	501
Costs of services sales	472	486
Costs of sales	959	987
Gross margin	909	1,007
Selling, general and administrative expenses	313	359
Research and development expenditures	175	172
Other charges	15	11
Intangibles amortization	54	52
Operating earnings	352	413
Other income (expense):
Interest expense, net	(58)	(54)
Loss on sales of investments and businesses, net	(1)	—
Other, net	(42)	(11)
Total other expense	(101)	(65)
Net earnings before income taxes	251	348
Income tax expense	45	80
Net earnings	206	268
Less: Earnings attributable to non-controlling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$205	$267
Earnings per common share:
Basic	$1.21	$1.60
Diluted	$1.18	$1.51
Weighted average common shares outstanding:
Basic	169.7	166.7
Diluted	173.5	176.4

	Percentage of Net Sales*
Net sales from products	55.9%	60.0%
Net sales from services	44.1%	40.0%
Net sales	100.0%	100.0%
Costs of products sales	46.6%	41.9%
Costs of services sales	57.3%	60.9%
Costs of sales	51.3%	49.5%
Gross margin	48.7%	50.5%
Selling, general and administrative expenses	16.7%	18.0%
Research and development expenditures	9.4%	8.6%
Other charges	0.8%	0.6%
Intangibles amortization	2.9%	2.6%
Operating earnings	18.9%	20.7%
Other income (expense):
Interest expense, net	(3.1)%	(2.7)%
Losses on sales of investments and businesses, net	(0.1)%	—%
Other, net	(2.2)%	(0.6)%
Total other expense	(5.4)%	(3.3)%
Net earnings before income taxes	13.4%	17.4%
Income tax expense	2.4%	4.0%
Net earnings	11.0%	13.4%
Less: Earnings attributable to non-controlling interests	—%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	11.0%	13.4%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Net sales from products	$2,807	$3,260
Net sales from services	2,334	2,251
Net sales	5,141	5,511
Costs of products sales	1,325	1,435
Costs of services sales	1,354	1,365
Costs of sales	2,679	2,800
Gross margin	2,462	2,711
Selling, general and administrative expenses	951	1,035
Research and development expenditures	505	505
Other charges	20	26
Intangibles amortization	158	154
Operating earnings	828	991
Other income (expense):
Interest expense, net	(167)	(165)
Gains (losses) on sales of investments and businesses, net	(1)	4
Other, net	(8)	(22)
Total other expense	(176)	(183)
Net earnings before income taxes	652	808
Income tax expense	112	180
Net earnings	540	628
Less: Earnings attributable to non-controlling interests	3	3
Net earnings attributable to Motorola Solutions, Inc.	$537	$625
Earnings per common share:
Basic	$3.16	$3.78
Diluted	$3.08	$3.56
Weighted average common shares outstanding:
Basic	170.1	165.3
Diluted	174.3	175.7

	Percentage of Net Sales*
Net sales from products	54.6%	59.2%
Net sales from services	45.4%	40.8%
Net sales	100.0%	100.0%
Costs of products sales	47.2%	44.0%
Costs of services sales	58.0%	60.6%
Costs of sales	52.1%	50.8%
Gross margin	47.9%	49.2%
Selling, general and administrative expenses	18.5%	18.8%
Research and development expenditures	9.8%	9.2%
Other charges	0.4%	0.5%
Intangibles amortization	3.1%	2.8%
Operating earnings	16.1%	18.0%
Other income (expense):
Interest expense, net	(3.3)%	(3.0)%
Losses on sales of investments and businesses, net	—%	0.1%
Other, net	(0.2)%	(0.4)%
Total other expense	(3.4)%	(3.3)%
Net earnings before income taxes	12.7%	14.7%
Income tax expense	2.2%	3.3%
Net earnings	10.5%	11.4%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	10.4%	11.3%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 26, 2020	December 31, 2019
Assets
Cash and cash equivalents	$1,007	$1,001
Accounts receivable, net	1,155	1,412
Contract assets	1,069	1,046
Inventories, net	489	447
Other current assets	251	272
Total current assets	3,971	4,178
Property, plant and equipment, net	976	992
Operating lease assets	472	554
Investments	154	159
Deferred income taxes	876	943
Goodwill	2,207	2,067
Intangible assets, net	1,268	1,327
Other assets	437	422
Total assets	$10,361	$10,642
Liabilities and Stockholders' Equity (Deficit)
Current portion of long-term debt	$212	$16
Accounts payable	536	618
Contract liabilities	1,359	1,449
Accrued liabilities	1,205	1,356
Total current liabilities	3,312	3,439

Long-term debt	5,162	5,113
Operating lease liabilities	401	497
Other liabilities	2,226	2,276

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(756)	(700)

Non-controlling interests	16	17
Total liabilities and stockholders’ equity (deficit)	$10,361	$10,642

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	September 26, 2020	September 28, 2019
Operating
Net earnings attributable to Motorola Solutions, Inc.	$205	$267
Earnings attributable to non-controlling interests	1	1
Net earnings	206	268
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	103	99
Non-cash other charges (income)	12	22
Share-based compensation expenses	31	30
Losses on sales of investments and businesses, net	1	—
Losses from the extinguishment of long term debt	56	7
Gain from the extinguishment of 2.00% senior convertible notes	—	(4)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	26	(80)
Inventories	(1)	(27)
Other current assets and contract assets	(137)	(24)
Accounts payable, accrued liabilities, and contract liabilities	75	202
Other assets and liabilities	(3)	8
Deferred income taxes	23	24
Net cash provided by operating activities	392	525
Investing
Acquisitions and investments, net	(181)	(252)
Proceeds from sales of investments and businesses, net	2	—
Capital expenditures	(49)	(60)
Net cash used for investing activities	(228)	(312)
Financing
Repayments of debt	(903)	(770)
Repayment of unsecured revolving credit facility draw	(300)	—
Net proceeds from issuance of debt	892	1,159
Issuances of common stock	10	12
Purchases of common stock	(105)	—
Payments of dividends	(109)	(94)
Settlement of conversion premium on 2.00% senior convertible notes	—	(326)
Net cash used for financing activities	(515)	(19)
Effect of exchange rate changes on total cash and cash equivalents	17	(18)
Net increase (decrease) in total cash and cash equivalents	(334)	176
Cash and cash equivalents, beginning of period	1,341	964
Cash and cash equivalents, end of period	$1,007	$1,140
Financial Ratios:
Free cash flow*	$343	$465
*Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Operating
Net earnings attributable to Motorola Solutions, Inc.	$537	$625
Earnings attributable to non-controlling interests	3	3
Net earnings	540	628
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	300	290
Non-cash other charges (income)	(28)	27
Share-based compensation expenses	100	87
Losses (gains) on sales of investments and businesses, net	1	(4)
Losses from the extinguishment of long term debt	56	50
Gain from the extinguishment of 2.00% senior convertible notes	—	(4)
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	312	30
Inventories	2	(88)
Other current assets and contract assets	(1)	104
Accounts payable, accrued liabilities, and contract liabilities	(379)	(143)
Other assets and liabilities	(18)	10
Deferred income taxes	24	41
Net cash provided by operating activities	909	1,028
Investing
Acquisitions and investments, net	(282)	(623)
Proceeds from sales of investments and businesses, net	8	10
Capital expenditures	(151)	(189)
Proceeds from sales of property, plant and equipment	56	—
Net cash used for investing activities	(369)	(802)
Financing
Net proceeds from issuance of debt	892	1,804
Repayments of debt	(911)	(1,435)
Proceeds from unsecured revolving credit facility draw	800	—
Repayment of unsecured revolving credit facility draw	(600)	—
Issuances of common stock	59	82
Purchases of common stock	(441)	(170)
Payments of dividends	(327)	(281)
Payments of dividends to non-controlling interests	(4)	(3)
Settlement of conversion premium on 2.00% senior convertible notes	—	(326)
Net cash used for financing activities	(532)	(329)
Effect of exchange rate changes on total cash and cash equivalents	(2)	(14)
Net increase (decrease) in total cash and cash equivalents	6	(117)
Cash and cash equivalents, beginning of period	1,001	1,257
Cash and cash equivalents, end of period	$1,007	$1,140
Financial Ratios:
Free cash flow*	$758	$839
*Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$1,163	$1,349	(14)%
Software and Services	705	645	9%
Total Motorola Solutions	$1,868	$1,994	(6)%

	Nine Months Ended

	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$3,124	$3,656	(15)%
Software and Services	2,017	1,855	9%
Total Motorola Solutions	$5,141	$5,511	(7)%

Operating Earnings

	Three Months Ended

	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$164	$258	(36)%
Software and Services	188	155	21%
Total Motorola Solutions	$352	$413	(15)%

	Nine Months Ended

	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$305	$568	(46)%
Software and Services	523	423	24%
Total Motorola Solutions	$828	$991	(16)%

Operating Earnings %

	Three Months Ended

	September 26, 2020	September 28, 2019
Products and Systems Integration	14.1%	19.1%
Software and Services	26.7%	24.0%
Total Motorola Solutions	18.9%	20.7%

	Nine Months Ended

	September 26, 2020	September 28, 2019
Products and Systems Integration	9.8%	15.5%
Software and Services	25.9%	22.8%
Total Motorola Solutions	16.1%	18.0%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expenses, and Highlighted Items)
(In millions)

Q1 2020
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$53	$13	$40	$0.23
Share-based compensation expenses	Cost of sales, SG&A and R&D	38	9	29	0.17
Hytera-related legal expenses	SG&A	25	6	19	0.11
Reorganization of business charges	Cost of sales and Other charges (income)	18	4	14	0.08
Acquisition-related transaction fees	Other charges (income)	2	—	2	0.01
Legal settlements	Other charges (income)	2	—	2	0.01
Fair value adjustments to equity investments	Other income	(1)	—	(1)	(0.01)
Release of uncertain tax positions	Income tax expense	—	1	(1)	(0.01)
Gain on sale of property, plant, and equipment	Other charges (income)	(50)	(12)	(38)	(0.22)
Total impact on Net earnings		$87	$21	$66	$0.37

Q2 2020
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$51	$12	$39	$0.22
Reorganization of business charges	Cost of sales and Other charges (income)	41	10	31	0.18
Share-based compensation expenses	Cost of sales, SG&A and R&D	31	7	24	0.14
Legal settlements	Other charges (income)	7	2	5	0.03
Hytera-related legal expenses	SG&A	5	1	4	0.02
Fixed asset impairment	Other charges (income)	5	1	4	0.02
Acquisition-related transaction fees	Other charges (income)	1	—	1	0.01
Release of uncertain tax positions	Income tax expense	—	(1)	1	0.01
Fair value adjustments to equity investments	Other income	(4)	(1)	(3)	(0.02)
Total impact on Net earnings		$137	$31	$106	$0.61

Q3 2020
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Loss from extinguishment of long-term debt	Other expense	$56	$13	$43	$0.25
Intangibles amortization expense	Intangibles amortization	54	12	42	0.24
Share-based compensation expenses	Cost of sales, SG&A and R&D	31	7	24	0.14
Reorganization of business charges	Cost of sales and Other charges (income)	13	3	10	0.06
Hytera-related legal expenses	SG&A	5	1	4	0.02
Acquisition-related transaction fees	Other charges (income)	5	—	5	0.03
Fair value adjustments to equity investments	Other expense	4	1	3	0.02
Pelco purchase accounting adjustment	Cost of sales	3	1	2	0.01
Sale of investments	(Gain) or loss on sales of investments and businesses, net	1	—	1	—
Total impact on Net earnings		$172	$38	$134	$0.77

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$1,163	$1,349	(14)%
Software and Services	705	645	9%
Total Motorola Solutions	$1,868	$1,994	(6)%

	Nine Months Ended

	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$3,124	$3,656	(15)%
Software and Services	2,017	1,855	9%
Total Motorola Solutions	$5,141	$5,511	(7)%

Non-GAAP Operating Earnings
	Three Months Ended
	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$219	$300	(27)%
Software and Services	244	209	17%
Total Motorola Solutions	$463	$509	(9)%

	Nine Months Ended

	September 26, 2020	September 28, 2019	% Change
Products and Systems Integration	$473	$689	(31)%
Software and Services	696	580	20%
Total Motorola Solutions	$1,169	$1,269	(8)%

Non-GAAP Operating Earnings %
	Three Months Ended

	September 26, 2020	September 28, 2019
Products and Systems Integration	18.9%	22.2%
Software and Services	34.6%	32.4%
Total Motorola Solutions	24.8%	25.5%

	Nine Months Ended

	September 26, 2020	September 28, 2019
Products and Systems Integration	15.1%	18.8%
Software and Services	34.5%	31.3%
Total Motorola Solutions	22.7%	23.0%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments
(In millions)

Q1 2020
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,655	$993	$662
Operating earnings ("OE")	$259	$92	$167
Above-OE non-GAAP adjustments:
Intangibles amortization expense	53	12	41
Share-based compensation expenses	38	27	11
Hytera-related legal expenses	25	25	—
Reorganization of business charges	18	14	4
Acquisition-related transaction fees	2	1	1
Legal settlements	2	2	—
Gain on sale of property, plant, and equipment	(50)	(50)	—
Total above-OE non-GAAP adjustments	88	31	57
Operating earnings after non-GAAP adjustments	$347	$123	$224

Operating earnings as a percentage of net sales - GAAP	15.6%	9.3%	25.2%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.0%	12.4%	33.8%

Q2 2020

	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,618	$968	$650
Operating earnings ("OE")	$218	$49	$169
Above-OE non-GAAP adjustments:
Intangibles amortization expense	51	12	39
Reorganization of business charges	41	33	8
Share-based compensation expenses	31	22	9
Legal settlements	7	7	—
Hytera-related legal expenses	5	5	—
Fixed asset impairment	5	3	2
Acquisition-related transaction fees	1	—	1
Total above-OE non-GAAP adjustments	141	82	59
Operating earnings after non-GAAP adjustments	$359	$131	$228

Operating earnings as a percentage of net sales - GAAP	13.5%	5.1%	26.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	22.2%	13.5%	35.1%

Q3 2020

	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,868	$1,163	$705
Operating earnings ("OE")	$352	$164	$188
Above-OE non-GAAP adjustments:
Intangibles amortization expense	54	12	42
Share-based compensation expenses	31	22	9
Reorganization of business charges	13	10	3
Acquisition-related transaction fees	5	3	2
Hytera-related legal expenses	5	5	—
Pelco purchase accounting adjustment	3	3	—
Total above-OE non-GAAP adjustments	111	55	56
Operating earnings after non-GAAP adjustments	$463	$219	$244

Operating earnings as a percentage of net sales - GAAP	18.9%	14.1%	26.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	24.8%	18.9%	34.6%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue
(In millions)

	Three Months Ended
	September 26, 2020	September 28, 2019	% Change
Net sales	$1,868	$1,994	(6)%
Non-GAAP adjustments:
Sales from acquisitions	55	—
Organic revenue	$1,813	$1,994	(9)%

	Nine Months Ended
	September 26, 2020	September 28, 2019	% Change
Net sales	$5,141	$5,511	(7)%
Non-GAAP adjustments:
Sales from acquisitions	146	3
Organic revenue	$4,995	$5,508	(9)%